                                                                   EXHIBIT 10.14

                            ASSET PURCHASE AGREEMENT



                                     AMONG



                            UNITED ACQUISITION CORP.

                        GROUP MAINTENANCE AMERICA CORP.,

                         UNITED SERVICE ALLIANCE, L.C.

                                      AND

                  THE MEMBERS OF UNITED SERVICE ALLIANCE, L.C.



                              DATED JULY 31, 1997

Confidential information has been omitted from this document and has been filed separately with the Securities and Exchange Commission. Each such omission has been marked by "XXX".

                               TABLE OF CONTENTS

                                                                         PAGE

ARTICLE I - CLOSING                                                        1
     Section 1.1  Closing                                                  1

ARTICLE II - PURCHASE AND SALE                                             1
     Section 2.1  Purchased Assets and Excluded Assets                     1
     Section 2.2  Purchase Price                                           3
     Section 2.3  Portion of the Purchase Price Payable at Closing         4
     Section 2.4  Post-Closing Adjustment and Delivery of Parent
                   Preferred Shares                                        4
     Section 2.5  Allocation Reporting                                     5
     Section 2.6  Mail Received After Closing                              5

ARTICLE III - LIABILITIES AND OBLIGATIONS                                  5
     Section 3.1  Obligations Assumed                                      5
     Section 3.2  Liabilities and Obligations Not Assumed                  6
     Section 3.3  Warranty Performance                                     7

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES          7
     Section 4.1  Exhibit 4.1                                              7
     Section 4.2  Ownership                                                7
     Section 4.3  Authority                                                7
     Section 4.4  Consents                                                 8

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT             8
     Section 5.1  Representations and Warranties Concerning Buyer          8
            a.    Organization                                             8
            b.    Authority                                                8
            c.    Consents                                                 9
            d.    Defaults                                                 9
            e.    Investment Company                                       9
            f.    Full Authority                                           9
            g.    Disclosure                                              10
            h.    Buyer Material Adverse Effect                           10

            i.    Organization and Good Standing of Parent                10
     Section 5.2  Representations and Warranties Concerning Parent        10
            a.    Organization                                            10
            b.    Capitalization of the Parent                            10
            c.    Authority                                               11
            d.    Consents                                                11
            e.    Defaults                                                11
            f.    Investment Company                                      11
            g.    Financial Statements                                    12
            h.    Taxes                                                   12
            i.    Full Authority                                          12
            j.    Access                                                  12
            k.    Disclosure                                              13
            l.    Parent Material Adverse Effect                          13
            m.    Delivery of Parent Common Stock and Parent
                   Preferred Stock                                        13

ARTICLE VI - CERTAIN COVENANTS AND AGREEMENTS                             13
     Section 6.1  Covenant Not to Compete                                 13
     Section 6.2  Release                                                 14
     Section 6.3  Company Plans                                           15
     Section 6.4  Purchase of Certain Receivables                         15
     Section 6.5  Assignment of Contracts                                 15

ARTICLE VII - CLOSING DELIVERIES                                          15
     Section 7.1  Closing Deliveries by the Seller Parties                15
     Section 7.2  Closing Deliveries by Buyer                             18

ARTICLE VIII - SURVIVAL, INDEMNIFICATIONS                                 19
     Section 8.1  Survival                                                19
     Section 8.2  Indemnity by the Seller and the Members                 19
     Section 8.3  Indemnity by Parent                                     20
     Section 8.4  Limitations                                             21
     Section 8.5  Procedures for Indemnification                          21
     Section 8.6  Subrogation                                             23

ARTICLE IX - MISCELLANEOUS                                                23
     Section 9.1  Notice                                                  23
     Section 9.2  Further Documents                                       24
     Section 9.3  Assignability                                           24
     Section 9.4  Exhibits and Schedules                                  24
     Section 9.5  Sections and Articles                                   24
     Section 9.6  Entire Agreement                                        24
     Section 9.7  Headings                                                25
     Section 9.8  CONTROLLING LAW                                         25
     Section 9.9  Public Announcements                                    25
     Section 9.10 No Third Party Beneficiaries                            25
     Section 9.11 Amendments and Waivers                                  25
     Section 9.12 No Employee Rights                                      26
     Section 9.13 Non-Recourse                                            26
     Section 9.14 When Effective                                          26
     Section 9.15 Takeover Statutes                                       26
     Section 9.16 Number and Gender of Words                              26
     Section 9.17 Invalid Provisions                                      26
     Section 9.18 Multiple Counterparts                                   27
     Section 9.19 No Rule of Construction                                 27
     Section 9.20 Expenses                                                27

                                    EXHIBITS

                                                                           NAME

Exhibit 2.1(b)                                                     Fixed Assets
Exhibit 2.1(c)                                                        Contracts
Exhibit 2.1(e)-1                                                         Leases
Exhibit 2.1(h)                                            Intellectual Property
Exhibit 3.1                                    Long-Term Indebtedness of Seller
Exhibit 3.3                                                Warranty Performance
Exhibit 4.1                Representations and Warranties of the Seller Parties
Exhibit 5.1(b)                              Parent Options, Subscriptions, etc.
Exhibit 5.2(d)                                                         Consents
Exhibit 6.3                                                       Company Plans
Exhibit 7.1(b)                             Stock Transfer Restriction Agreement
Exhibit 7.1(c)                                                List of Employees
Exhibit 7.1(c)-1                                   Form of Employment Agreement
Exhibit 7.1(d)                                    Registration Rights Agreement
Exhibit 7.1(e)                            Seller Parties' Counsel Legal Opinion
Exhibit 7.1(f)                  Bill of Sale, General Assignment and Conveyance
Exhibit 7.1(h)                                 Investment Representation Letter
Exhibit 7.1(i)                                               Adoption Agreement
Exhibit 7.2(e)                                    Buyer's Counsel Legal Opinion

                                 DEFINED TERMS
                                                              PAGE
Adoption Agreement                                             17
Agreement                                                       1
Allocation Determination                                        5
Business                                                        2
Buyer                                                           1
Buyer Indemnified Parties                                      19
Buyer Material Adverse Effect                                  10
Buyer Related Documents                                         8
Cash Consideration                                              3
Closing                                                         1
Closing Date                                                    1
Contracts                                                       2
Employment Agreements                                          17
Excluded Assets                                                 3
Fixed Assets                                                    2
Fixtures and Improvements                                       3
GAAP                                                            4
HVAC                                                           13
Indemnified Employee                                           21
Indemnified Party                                              21
Indemnifying Party                                             21
Independent Accountants                                         4
Intellectual Property                                           2
Inventory                                                       2
IRS                                                             5
Leased Property                                                 3
Leases                                                          3
Losses                                                         19
Member                                                          1
Member Related Document                                         7
Members                                                         1
Membership Interests                                            7
Network                                                        13
Other Current Assets                                            2

Parent                                                          1
Parent Common Shares                                            3
Parent Common Stock                                             3
Parent Financial Statements                                    12
Parent Material Adverse Effect                                 13
Parent Preferred Shares                                         3
Parent Preferred Stock                                          3
Parent Related Documents                                       11
Permits                                                         2
Purchase Price                                                  3
Purchased Assets                                                1
Receivables                                                     2
Registration Rights Agreement                                  17
Seller                                                          1
Seller Indemnified Parties                                     20
Seller Notice of Disagreement                                   4
Seller Parties                                                  1
Settlement Notice                                              22
Statement                                                       4
Stock Transfer Restriction Agreement                           16
Survival Period                                                19
Threshold                                                      21
Total Parent Preferred Stock                                   10
Working Capital                                                 4

                            ASSET PURCHASE AGREEMENT


     This Asset Purchase Agreement ("Agreement") is made this 31st day of July, 1997 by and among United Acquisition, Corp., an Iowa corporation ("Buyer"), Group Maintenance America Corp., a Texas corporation ("Parent"), United Service Alliance, L.C., an Iowa limited liability company ("Seller"), and all of the members of Seller listed on the signature page(s) hereto of Seller (individually, a "Member" and collectively, the "Members"). The Members and Seller are sometimes referred to herein as the "Seller Parties".

     WHEREAS, Buyer wishes to purchase from Seller and Seller wishes to sell, transfer, assign and deliver to Buyer substantially all of Seller's assets;

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements stated herein, the parties agree as follows:


                                   ARTICLE I

                                    CLOSING

      Section 1.1 Closing. The closing of the purchase and sale provided for herein (the "Closing") is taking place on July 31, 1997 ("Closing Date") at the offices of Bracewell & Patterson, L.L.P., Houston, Texas, concurrently with the execution and delivery hereof.


                                   ARTICLE II

                               PURCHASE AND SALE

      Section 2.1 Purchased Assets and Excluded Assets. Subject to the terms and conditions of this Agreement, and on the basis of the representations, warranties and indemnities hereinafter set forth, at the Closing, Seller is selling, transferring, conveying, assigning and delivering to Buyer, and Buyer is purchasing from Seller, all of the assets, properties, business and rights of Seller (collectively, the "Purchased Assets"), including without limitation, the following assets, and excluding only the Excluded Assets referred to below.

          (a) All inventories of finished products, work in process, raw materials, supplies, spare parts and packing and shipping material owned or maintained by or used in the business (the "Business") of Seller (collectively, the "Inventory");

          (b) All tools, equipment, machinery, dies, patterns, furniture, fixtures, automobiles, trucks, trailers, vehicles, transportation equipment, service equipment, computer equipment and leasehold improvements (the "Fixed Assets"), including the assets listed on Exhibit 2.1(b);

          (c) All contracts, agreements, leases and licenses of personal property (including computer equipment and programs) of Seller, including those listed on Exhibit 2.1(c) (the "Contracts");

          (d) All rights of Seller under express or implied warranties, if any, from the suppliers of Seller, manufacturers or others with respect to the Purchased Assets or the Business;

          (e) All of the accounts and notes receivable and advance payments generated in connection with the Business (including allowances for deductions from remittances, airline travel advances, employee advances, rebates receivable, deposits on bids, other receivables and claims receivables (the "Receivables");

          (f) All cash, cash equivalents, prepaid and deferred items (including prepaid rent and other prepaid expenses) or credits and deposits, rights of offset and credits and claims for refund (other than tax refunds arising from or pertaining to periods prior to the Closing Date) generated or incurred by or in connection with the Business (the "Other Current Assets");

          (g) All governmental licenses, certificates, permits, franchises, approvals, authorizations, exemptions, registrations, and rights of the Business (the "Permits");

          (h) All intellectual property rights used in the Business, including patents, patent applications, trade names, service marks, service mark applications, trademarks, trademark applications, copyrights, copyright applications, trade secrets and confidential business information (whether patentable or unpatentable) (collectively, the "Intellectual Property") and the goodwill associated therewith, including without limitation those listed in Exhibit 2.1(h);

          (i) All of the books, records, manuals, documents, books of account, correspondence, sales and credit reports, supplier lists, customer lists, distribution lists, bid and quote information, literature, catalogs, brochures, advertising material and the like which are used in the Business;

          (j) The Leases and Leased Property. For purposes hereof, the term List of Defined Terms "Fixtures and Improvements" means the buildings, structures, fixtures and other fixed assets and personalty or a permanent nature annexed, affixed or attached to the Leased Property, and the term "Leased Property" means those certain parcels of real property leased by Seller (as tenant) pursuant to the leases described on Exhibit 2.1(e)-1 (the "Leases"), together with (i) all of Seller's right, title and interest in and to the Fixtures and Improvements located on such leased real property, if any, (ii) all of Seller's right, title and interest in and to all easements, rights, and privileges appurtenant thereto, if any, and
     (iii) all options to renew or extend the term of such Leases or to purchase all or any part of such leased real property;

          (k) All computer equipment and all computer programs and documentation used in the Business; and

          (l) All other assets, tangible or intangible, owned or leased by Seller and used or arising in connection with the Business, including without limitation, claims, choices in action and rights against third parties.

Notwithstanding the foregoing, the Purchased Assets shall not include, and Buyer will not purchase, the following (the "Excluded Assets"): (a) any insurance policies or insurance contracts, (b) minute books and membership transfer records of Seller, or (c) tax refunds applicable to periods prior to the Closing.

      Section 2.2 Purchase Price. The purchase price ("Purchase Price") being paid for the Purchased Assets is $435,779 in cash (the "Cash Consideration"), 435,771 shares of Series G Preferred Stock, $.001 par value ("Parent Preferred Stock"), of Parent (such shares of Parent Preferred Stock being referred to as the "Parent Preferred Shares"), and 124,509 shares of common stock, $.001 par value ("Parent Common Stock"), of Parent (such shares of Parent Common Stock being referred to herein as the "Parent Common Shares"). The Parent Preferred Shares are subject to post closing adjustment as set forth in Section 2.4 below. The Purchase Price shall be payable in the manner and at the times set forth in Sections 2.3 and
2.4 below.

      Section 2.3 Portion of the Purchase Price Payable at Closing. At the Closing, Buyer shall deliver to Seller the Cash Consideration and a certificate evidencing the Parent Common Shares.

      Section 2.4   Post-Closing Adjustment and Delivery of Parent Preferred
Shares.

               (a) As promptly as practicable, and in any event no later than sixty (60) days after the date hereof, Buyer shall cause to be prepared and delivered to Seller a statement (the "Statement") showing (a) a calculation, based on the books and records of Buyer as of June 30, 1997, of the Working Capital (as defined below) and (b) the Final Parent Preferred Shares (as determined below). For purposes of the Agreement, the term "Working Capital" shall mean the current assets of Seller as of June 30, 1997, minus XXX% of the current liabilities of Seller as of June 30, 1997, all as determined in accordance with U.S. generally accepted accounting principles consistently applied ("GAAP"); provided, however, that the current portion of all long term debt of Seller shall not be included in the determination of current liabilities. The information set forth in the Statement shall be final, conclusive and binding for purposes of this Agreement, unless Seller shall deliver to Buyer a written notice of disagreement ("Seller Notice of Disagreement") specifying the nature and extent of such disagreement within 10 business days following the actual receipt by Seller of the Statement. If within 10 business days following receipt by Buyer of a Seller Notice of Disagreement, Seller and Buyer are unable to resolve any disagreement with respect to the Statement, the disagreement shall be submitted for resolution to Parent's firm of independent certified public accountants (the "Independent Accountants") who shall resolve the issues in dispute. The Independent Accountants shall act as an arbitrator to determine and resolve only those issues in dispute. The Independent Accountants' resolution shall (a) be made within 30 days of the submission of the dispute to them (along with all supporting data or access to Seller's books and records), (b) be in accordance with this Agreement, (c) be set forth in a written statement delivered to Seller and Buyer, and (d) be final, conclusive and binding for purposes of this Agreement. The fees and expenses of the Independent Accountants in connection with any resolution described in this Section 2.4 shall be apportioned between Buyer and Seller by the Independent Accountants based upon the inverse proportion of the disputed amounts resolved in favor of each party (i.e., so that the prevailing party bears a lesser amount of such fees and expenses). Otherwise, Buyer and

Confidential information has been omitted from this page and has been filed separately with the Securities and Exchange Commission. Each such omission has been marked by "XXX".

     Seller shall each pay their own costs incurred in connection with this
     Section 2.4, including the fees and expenses of their respective attorneys and accountants, if any.

               (b) To arrive at the Final Parent Preferred Shares, there shall be deducted from 435,771 the amount, if any, by which Working Capital, as shown on the Statement, is less than $(225,000). The resulting amount when rounded to the nearest whole number shall be the Final Parent Preferred Shares. Within ten (10) days after the final determination of the Final Parent Preferred Shares, Buyer shall deliver to Seller a certificate evidencing the Final Parent Preferred Shares.

      Section 2.5 Allocation Reporting. Buyer and Seller agree to report the allocation of the Purchase Price among the Purchased Assets as Buyer shall determine. Buyer shall advise Seller of such determination on or before October 31, 1997 (the "Allocation Determination"). Each party to this Agreement agrees to file all tax reports, returns and claims and other statements consistent with the Allocation Determination (and in particular to report the information required by Section 1060(b) of the Internal Revenue Code of 1986, as amended) in a manner consistent with such allocation and shall not make any inconsistent written statement or take any inconsistent position on any returns, in any refund claim, during the course of any Internal Revenue Service ("IRS") or other tax audit, for any financial or regulatory purpose, in any litigation or investigation or otherwise, so long as there exists a reasonable basis in law to maintain such position. Each party to this Agreement shall notify the other party if it receives notice that the IRS proposes any allocation different from the Allocation Determination.

      Section 2.6 Mail Received After Closing. Following the Closing, Buyer may receive and open all mail addressed to Seller and, to the extent that such mail and the contents thereof relate to the Business or the Purchased Assets, deal with the contents thereof at its discretion. Buyer shall notify Seller of (and provide Seller complete copies of) any mail that on its face obliges any Seller Party to take any action or indicates that action may be taken against any of them and any mail applicable solely to Seller or the Excluded Assets.

                                  ARTICLE III

                          LIABILITIES AND OBLIGATIONS

      Section 3.1 Obligations Assumed. As part of the consideration for the Purchased Assets, and subject to Section 3.2, Buyer shall assume Seller's obligations that accrue after the Closing Date under the Contracts, the Leases and the Permits if, but only if, they are assigned or transferred to Buyer, or they are subject to the provisions of
Section 6.5, the current liabilities, determined in accordance with GAAP of Seller as of the Closing Date and the long-term indebtedness of Seller described in Exhibit 3.1 attached hereto.

      Section 3.2 Liabilities and Obligations Not Assumed. Other than as specifically set forth in Section 3.1 above, Buyer assumes no obligation whatsoever of Seller under or in connection with any contract between Seller and any third party or otherwise. Furthermore, except as specifically set forth in
Section 3.1 above, Buyer expressly disclaims the assumption of, and does not assume, any liability of any type whatsoever of Seller or in connection with any of Seller's assets or business operations, including without limitation (a) any and all tax liabilities accruing on or before the Closing Date in connection with any Purchased Asset, the Excluded Assets or otherwise, and any and all tax liabilities accruing on or after the Closing Date in connection with the ownership, operation or disposition of any Excluded Assets, (b) any and all liabilities arising from or under any Environmental Laws, (c) any and all liabilities in connection with any claim by any person, entity or agency claiming to have suffered any environmental damage or harm of any type, including any actual or alleged damage or harm to groundwater, surface water, well water, ground, soil, or the atmosphere, (d) any and all employment or personnel-related liabilities whatsoever of Seller arising out of any liability under any employment contract, liability for wages or salary, liability for bonuses or commissions, liability for severance (including without limitation as a result of this transaction), OSHA liability, liability for disabled individuals, workers' compensation liability, ERISA (as defined in Exhibit 4.1) obligations or liability, WARN Act liability, sick pay, vacation accruals, or similar matters, liability under any profit sharing plan, liability under any pension plan or savings plan, liability under any welfare benefit plan, or liability for any claims alleging illegal discrimination of any type, (e) any account payable, indebtedness, letter of credit, guaranty, note or obligation of Seller other than the obligations assumed under Section 3.1., (f) any liability or obligation (contingent or otherwise) of Seller arising out of any claim, litigation or proceeding threatened or pending on or before the Closing Date or out of any claim, litigation or proceeding threatened or initiated after the Closing Date to the extent based on or caused by any act or omission occurring, or condition or circumstances existing, prior to the Closing Date with respect to the Purchased Assets (or prior to, on or after the Closing Date with respect to the Excluded Assets or any other business or operations of Seller or its predecessors), or any condition caused by any act or omission occurring prior to the Closing Date with respect to the Purchased Assets (or prior to, on or after the Closing Date with respect to the Excluded Assets or any other business or operations of Seller or its predecessors), or any product sold or manufactured by Seller or a service provided by Seller (including all product liability and warranty claims and product returns with respect thereto), and (g) any liability or obligation (contingent or otherwise) of Seller arising out of any claim, litigation or proceeding threatened or pending on or before the Closing Date or out of any claim, litigation or proceeding threatened or initiated after the Closing Date to the extent based on or caused by any act or omission occurring, or condition or circumstances existing, prior to the Closing Date with respect to the assets, business or operations of Seller or its predecessors.

      Section 3.3 Warranty Performance. For the period during which the existing warranty obligations of Seller are in effect, as described on Exhibit
3.3 attached hereto, if any customer of Seller is entitled, pursuant to such obligations to, and does, seek warranty work on any item sold or service performed by Seller prior to Closing, Buyer shall have the right (but not the obligation) to provide such warranty work for Seller's account. Seller shall pay Buyer for such work an amount equal to Buyer's customary third-party charges for such work.


                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES

      Section 4.1 Exhibit 4.1. The Seller hereby represents and warrants to Buyer that the statements in Exhibit 4.1 attached hereto are true and correct.

      Section 4.2 Ownership. Each Member represents and warrants that it owns, beneficially and of record, with full power to vote, the outstanding membership interests in Seller set forth opposite its name on Attachment A to
Exhibit 4.1, free and clear of all liens, encumbrances and adverse claims whatsoever (collectively, the "Membership Interests"). Further, Seller represents and warrants that the Membership Interests constitute all of the outstanding membership interests in Seller.

      Section 4.3 Authority. Each Member represents and warrants that it (a) has full right, power, legal capacity and authority to (i) execute, deliver and perform this Agreement, and all other documents and instruments referred to herein or contemplated hereby to be executed, delivered and performed by such Member (each a "Member Related Document") and (ii) consummate the transactions contemplated herein and thereby; and (b) this Agreement has been duly executed and delivered by such Members and constitutes, and each Member Related Document, when duly executed and delivered by such Members will constitute, legal, valid and binding obligations of such Member, enforceable against such Member in accordance with their respective terms and conditions, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

      Section 4.4 Consents. Each Member represents and warrants that no approval, consent, order or action of or filing with any court, administrative agency, governmental authority or other third party is required for the execution, delivery or performance by such Member of this Agreement or any Member Related Document. The execution, delivery and performance by such Member of this Agreement and the Member Related Documents do not violate any mortgage, indenture, contract, agreement, lease or commitment or other instrument of any kind to which such Member is a party or by which such Member or its assets or properties may be bound or affected or any law, rule or regulation applicable to such Member or any court injunction, order or decree or any valid and enforceable order of any governmental agency in effect as of the date hereof having jurisdiction over such Member.


                                   ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT

      Section 5.1 Representations and Warranties Concerning Buyer. Buyer and Parent, jointly and severally, hereby represent and warrant to the Seller Parties as follows:

      a. Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa. Buyer is duly qualified or licensed as a foreign corporation authorized to do business in all states in which any of its assets or properties may be situated or where its business is conducted except where the failure to obtain such qualification or license would not have a Buyer Material Adverse Effect.

      b. Authority. Buyer has the requisite power and authority to execute, deliver and perform this Agreement and all documents and instruments referred to herein or contemplated hereby to which it is a party (the "Buyer Related Documents") and to consummate the transactions contemplated herein and thereby. This Agreement has been duly executed and delivered by Buyer and constitutes, and all the Buyer Related Documents, when executed and delivered by Buyer will constitute, legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms and conditions except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

      c. Consents. Except as set forth in Exhibit 5.2(d), no approval, consent, order or action of or filing with any court, administrative agency, governmental authority or other third party is required for the execution, delivery or performance by Buyer of this Agreement or the Buyer Related Documents or the consummation by Buyer of the transactions contemplated hereby.

      d. Defaults. Buyer is not in default under or in violation of, and the execution, delivery and performance of this Agreement and the Buyer Related Documents and the consummation by Buyer of the transactions contemplated hereby and thereby will not result in a default under or in violation of (a) any mortgage, indenture, charter or bylaw provision, contract, agreement, lease, commitment or other instrument of any kind to which Buyer is a party or by which Buyer or any of its properties or assets may be bound or affected or (b) any law, rule or regulation applicable to Buyer or any court injunction, order or decree, or any valid and enforceable order of any governmental agency in effect as of the date hereof having jurisdiction over Buyer, which default or violation prevents Buyer from consummating the transactions contemplated hereby or is reasonably likely to have a Buyer Material Adverse Effect.

      e. Investment Company. Buyer is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," a "subsidiary company" of a "holding company" or an "affiliate" (as defined in Exhibit 4.1) of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      f. Full Authority. Buyer has the corporate power and authority and has obtained all licenses, permits, qualifications, and other documentation (including permits required under applicable Environmental Law (as defined in Exhibit 4.1)) necessary to own and/or operate its businesses, properties and assets and to carry on its businesses as being conducted on the date of this Agreement, except such licenses, permits, qualifications or other documentation, the failure to obtain which is not reasonably likely to result in a Buyer Material Adverse Effect, and such businesses are now being conducted and such assets and properties are being owned and/or operated in compliance with all applicable laws (including Environmental Law), ordinances, rules and regulations of any governmental agency of the United States, any state or political subdivision thereof, or any foreign jurisdiction, all applicable court or administrative agency decrees, awards and orders and all such licenses, permits, qualifications and other documentation, except where the failure to comply is not reasonably likely to have a Buyer Material Adverse Effect, and there is no existing condition or state of facts that would give rise to a violation thereof or a liability or default thereunder that is reasonably likely to have a Buyer Material Adverse Effect.

      g. Disclosure. No representation or warranty by Buyer in this Agreement, and no statement contained in any certificate delivered by Buyer to the Seller Parties pursuant to this Agreement, contains any untrue statement of a material fact or omits any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they are or were made, not misleading.

      h. Buyer Material Adverse Effect. The term "Buyer Material Adverse EffectList of Defined Terms " shall mean a material adverse effect on the properties, assets, financial position, results of operations, long-term debt, other indebtedness, cash flows or contingent liabilities of Parent and its consolidated subsidiaries, taken as a whole.

      i. Organization and Good Standing of Parent. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas.

      Section 5.2 Representations and Warranties Concerning Parent. The Parent hereby represents and warrants to the Seller Parties as follows:

      a. Organization. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. The Parent is duly qualified or licensed as a foreign corporation authorized to do business in all states in which any of its assets or properties may be situated or where its business is conducted except where the failure to obtain such qualification or license would not have a Parent Material Adverse Effect.

      b. Capitalization of the Parent. As of the execution date of this Agreement, the total authorized capital stock of the Parent is 100,000,000 shares of Parent Common Stock, of which 22,695,125 shares are issued and outstanding and of which none are held in the treasury of the Parent and 50,000,000 shares of Preferred Stock, $.001 par value ("Total Parent Preferred Stock"), of which 45,137 shares of Series A Preferred Stock are issued and outstanding, 678,920 shares of Series B Preferred Stock are issued and outstanding, 100,000 shares of Series C Preferred Stock are issued and outstanding, 1,568,000 shares of D Preferred Stock are issued and outstanding, 580,000 shares of Series E Preferred Stock are issued and outstanding, 664,691 shares of Series F are issued and outstanding, zero shares of Series G are issued and outstanding, 500,000 shares of Series H are issued and outstanding, and zero shares of Series I are issued and outstanding. The outstanding shares of Parent Common Stock and Total Parent Preferred Stock have been duly and validly issued and are fully paid and non-assessable. Except as set forth on Exhibit 5.1(b), Parent has not granted any option, warrant, subscription or similar right to any person or entity to purchase or acquire any rights with respect to any shares of capital stock or equity interests of Parent.

      c. Authority. The Parent has the requisite power and authority to execute, deliver and perform this Agreement and all documents and instruments referred to herein or contemplated hereby to which it is a party (the "Parent Related Documents") and to consummate the transactions contemplated herein and thereby. This Agreement has been duly executed and delivered by the Parent and constitutes, and all the Parent Related Documents, when executed and delivered by the Parent will constitute, legal, valid and binding obligations of the Parent, enforceable in accordance with their respective terms and conditions except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

      d. Consents. Except as provided on Exhibit 5.2(d), no approval, consent, order or action of or filing with any court, administrative agency, governmental authority or other third party is required for the execution, delivery or performance by the Parent of this Agreement or the Parent Related Documents or the consummation by the Parent of the transactions contemplated hereby.

      e. Defaults. The Parent is not in default under or in violation of, and the execution, delivery and performance of this Agreement and the Parent Related Documents and the consummation by the Parent of the transactions contemplated hereby and thereby will not result in a default under or in violation of (i) any mortgage, indenture, charter or bylaw provision, contract, agreement, lease, commitment or other instrument of any kind to which the Parent is a party or by which the Parent or any of its properties or assets may be bound or affected or
(ii) any law, rule or regulation applicable to the Parent or any court injunction, order or decree, or any valid and enforceable order of any governmental agency in effect as of the date hereof having jurisdiction over the Parent, which default or violation prevents the Parent from consummating the transactions contemplated hereby or is reasonably likely to have a Parent Material Adverse Effect.

      f. Investment Company. The Parent is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of

1940, as amended, or a "holding company," a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      g. Financial Statements. The Parent has provided certain financial statements to the Seller Parties ("Parent Financial Statements") and such Parent Financial Statements have been prepared in accordance with GAAP and fairly present the consolidated financial position, results of operations and cash flows of the Parent and its then existing consolidated subsidiaries as of the dates and for the periods indicated, subject to normal year-end adjustments and any other adjustments described therein or in the notes or schedules thereto. The books and records of the Parent have been kept in reasonable detail and accurately and fairly reflect the transactions of the Parent.

      h. Taxes. The Parent has either accrued, discharged or caused to be discharged, as the same have become due, or the Parent Financial Statements contain adequate accruals and reserves for, all taxes, interest thereon, fines and penalties of every kind and character, attributable or relating to the properties and business of the Parent for the period covered by the Parent Financial Statements.

      i. Full Authority. The Parent has the corporate power and authority and has obtained all licenses, permits, qualifications, and other documentation necessary to own and/or operate its businesses, properties and assets and to carry on its businesses as being conducted on the date of this Agreement, except such licenses, permits, qualifications or other documentation, the failure to obtain which is not reasonably likely to result in a Parent Material Adverse Effect, and such businesses are now being conducted and such assets and properties are being owned and/or operated in compliance with all applicable laws, ordinances, rules and regulations of any governmental agency of the United States, any state or political subdivision thereof, or any foreign jurisdiction, all applicable court or administrative agency decrees, awards and orders and all such licenses, permits, qualifications and other documentation, except where the failure to comply will not have a Parent Material Adverse Effect, and there is no existing condition or state of facts that would give rise to a violation thereof or a liability or default thereunder that is reasonably likely to have a Parent Material Adverse Effect.

      j. Access. The Parent has cooperated fully in permitting the Members and their representatives to make a full investigation of the properties, operations and financial condition of the Parent and has afforded the Members and their representatives reasonable access to the offices, buildings, real properties, machinery and equipment, inventory and supplies, records, files, books of account, tax returns (as defined in Exhibit 4.1), agreements and commitments and personnel of Parent.

      k. Disclosure. No representation or warranty by the Parent in this Agreement, and no statement contained in any certificate delivered by the Parent to the Members pursuant to this Agreement, contains any untrue statement of a material fact or omits any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they are or were made, not misleading. None of the information supplied by Parent for inclusion in the Confidential Information Statement dated June 12, 1997, or in any supplement thereto, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Parent makes no representation with respect to statements made in the Confidential Information Statement dated June 12, 1997, or in any supplement thereto, based on information supplied by anyone other than Parent for inclusion therein.

      l. Parent Material Adverse Effect. The term "Parent Material Adverse Effect" shall mean an adverse effect on the properties, assets, financial position, results of operations, long-term debt, other indebtedness, cash flows or contingent liabilities of the Parent and its consolidated subsidiaries, taken as a whole in an amount of $100,000 or more.

      m. Delivery of Parent Common Stock and Parent Preferred Stock. The Parent Common Stock, if issued, and the Parent Preferred Stock, if issued, if and when issued and delivered pursuant to the Agreement will be, when delivered, validly authorized, duly issued, fully-paid and non-assessable.

                                   ARTICLE VI

                        CERTAIN COVENANTS AND AGREEMENTS

      Section 6.1   Covenant Not to Compete.

               (a) The Business consists of providing training programs for individuals working in the heating, ventilation and air conditioning ("HVAC") industry. Such training programs are designed to promote the sale of HVAC service and maintenance agreements, train and motivate the management of HVAC sales personnel and improve general HVAC management skills. The Business also includes an informal network (the "Network") of companies in the HVAC business that are available to provide local HVAC services for national customers of Seller Parties. For the considerations specified in this Agreement and in recognition that the covenants by Seller Parties in this Section are a material inducement to Buyer to enter into and perform this Agreement, each Seller Party agrees that for the period from the Closing Date to the date which is five years after the Closing Date, such Seller Party will not represent, engage in, carry on, or have a financial interest in, directly or indirectly, individually, as a member of a partnership or limited liability company, equity owner, shareholder (other than as a shareholder of less than one percent of the issued and outstanding stock of a publicly-held company whose gross assets exceed $100 million), investor, officer, director, trustee, manager, employee, agent, associate or consultant with respect to any business whose business is substantially similar to the Business or the Network; provided, however, notwithstanding anything to the contrary in this Section 6.1(a), Air Comfort Corporation, a Delaware corporation, shall not be bound or restricted by this Section 6.1(a). Except as expressly provided above, nothing in this Agreement shall restrict the ability of any Seller Party to provide indoor air quality, heating, ventilation, air conditioning, plumbing or electrical contracting or other HVAC products and services in any location.

               (b) The Seller Parties agree that the limitations set forth herein on the Seller Parties' rights to compete with Parent and its affiliates as set forth in clause (a) are reasonable and necessary for the protection of Parent and its affiliates. In this regard, each Seller Party specifically agrees that the limitations as to period of time and geographic area, as well as all other restrictions on such Seller Party's activities specified herein, are reasonable and necessary for the protection of Parent and its affiliates. Each Seller Party agrees that, in the event that the provisions of this Section should ever be deemed to exceed the scope of business, time or geographic limitations permitted by applicable law, such provisions shall be and are hereby reformed to the maximum scope of business, time or geographic limitations permitted by applicable law.

               (c) Each Seller Party agrees that the remedy at law for any breach by such Seller Party of this Section 6.1 will be inadequate and that Buyer and Parent shall be entitled to injunctive relief.

      Section 6.2 Release. Each Member does hereby release, acquit and forever discharge Buyer from any and all liabilities, obligations, claims, demands, actions or causes of action arising from or relating to any event, occurrence, act, omission or condition occurring or existing on or prior to the Closing Date, including, without limitation, any claim for indemnity or contribution from Buyer in connection with the obligations or liabilities of such Member hereunder.

      Section 6.3 Company Plans. Except as otherwise contemplated by this Agreement, the Company Plans (as defined in Exhibit 4.1) described on Exhibit
6.3 of Seller in effect at the date of this Agreement will remain in effect unless otherwise determined by Parent after the Closing Date.

      Section 6.4 Purchase of Certain Receivables. The Seller Parties agree that if any Receivable remains unpaid for 90 days after Closing Date, Seller shall, upon written request by Buyer made within 120 days after the Closing Date, purchase the same from Buyer, without recourse, for cash equal to the unpaid amount thereof.

      Section 6.5 Assignment of Contracts. To the extent the assignment of any Contract, Lease, Permit, commitment, security or other asset to be assigned to Buyer pursuant to the provisions hereof shall require the consent of any other person, this Agreement shall not constitute a contract to assign the same if an attempted assignment would constitute a breach thereof or give rise to any right of acceleration or termination. If any such consent has not been obtained as of the date hereof, Seller agrees to cooperate with Buyer in any reasonable arrangement designed to provide Buyer substantially the same benefits of any such Contract, Lease, Permit, commitment, security or other asset, including enforcement of any and all rights of Seller against the other party thereto arising out of breach or cancellation thereof by such party or otherwise.
Seller agrees to use commercially reasonable efforts after the date hereof to obtain any required consent to assignment which has not been obtained.


                                  ARTICLE VII

                               CLOSING DELIVERIES

      Section 7.1 Closing Deliveries by the Seller Parties. The Seller Parties are delivering the following to Buyer on the Closing Date at the
Closing:

          (a) A certificate, executed by Seller, to the effect that:

               (i) the representations and warranties of the Seller Parties contained in this Agreement, in Exhibit 4.1 and the Disclosure Schedule referred to therein and the other Exhibits provided by the Seller Parties pursuant to this Agreement or in any closing certificate or document delivered to Buyer pursuant hereto are true and correct in all material respects at and as of the Closing Date as though made at and as of that date;

               (ii) the Seller Parties have performed and complied with all covenants of this Agreement to be performed or complied with by them at or prior to the Closing Date;

               (iii) no legal action or proceeding has been instituted against any Seller Party, Buyer or Parent arising by reason of the acquisition of the Purchased Assets by Buyer pursuant to this Agreement which is reasonably likely (A) to restrain, prohibit or invalidate the consummation of the transactions contemplated by this Agreement, (B) to have a Parent Material Adverse Effect or (C) to have a Buyer Material Adverse Effect after giving effect to the consummation of the transactions contemplated by this Agreement;

               (iv) the Seller Parties have obtained all of the consents, approvals and waivers of third parties or any regulatory body or authority, whether required contractually or by applicable law or otherwise necessary for the execution, delivery and performance of this Agreement (including the Company Related Documents (as defined in
          Exhibit 4.1) and the Member Related Documents) by the Seller Parties;

               (v) no casualty, loss or damage has occurred to any of the properties or assets of Seller;

               (vi) since December 31, 1996, there has not been any event that in the reasonable judgment of Seller materially and adversely affects the properties, assets, financial condition, results of operations, cash flows, businesses or prospects of Seller; and

               (vii) all necessary director and member resolutions, waivers and consents required to consummate the transactions contemplated hereunder have been executed and delivered.

          (b) A Stock Transfer Restriction Agreement, executed by Seller, in substantially the form of Exhibit 7.1(b) attached hereto ("Stock Transfer Restriction Agreement").

          (c) Employment Agreements (with the insertion of the appropriate
     Section 7(b) based on whether any such employee is designated an "Executive or Key Employee" or "Manager" on Exhibit 7.1(c) attached hereto and with the blanks appropriately completed as set forth in a confidential letter between Seller and Buyer) with Buyer executed by the employees of Seller specified in Exhibit 7.1(c), substantially in the form of Exhibit 7.1(c)-1 attached hereto (the "Employment Agreements").

          (d) A Registration Rights Agreement, executed by Seller, in substantially the form of Exhibit 7.1(d) attached hereto ("Registration Rights Agreement").

          (e) The favorable opinion of Lichtenfels, Pansing & Miller in Denver, Colorado, counsel to the Seller, dated the Closing Date, substantially to the effect set forth in Exhibit 7.1(e) attached hereto.

          (f) Bills of sale, deeds, assignments and any other necessary instruments, executed by Seller, satisfactory in form and content and approved prior to Closing by Buyer, conveying all the Purchased Assets to Buyer, including, without limitation, a Bill of Sale, General Assignment and Conveyance in substantially the form of Exhibit 7.1(f) attached hereto.

          (g) If requested by Buyer, estoppel certificates and consents in form and substance satisfactory to Buyer executed by the other parties to the Contracts, Leases and Permits.

          (h) An investment representation letter properly completed and executed by Seller regarding its acquisition of the Parent Preferred Stock and the Parent Common Stock pursuant hereto, in substantially the form of
     Exhibit 7.1(h) attached hereto.

          (i) An Adoption Agreement, executed by Seller, in substantially the form of Exhibit 7.1(i) attached hereto ("Adoption Agreement").

          (j) A certificate or certificates executed by the holder or holders of the long-term indebtedness of Seller described in Exhibit 3.1 certifying the outstanding amount of such indebtedness as of the Closing Date.

          The consummation of the Closing shall not be deemed to be a waiver by Buyer of any of its rights or remedies against the Seller Parties hereunder for any breach of warranty, covenant or agreement by any Seller Party herein irrespective of any knowledge of or investigation made by or on behalf of Buyer.

      Section 7.2 Closing Deliveries by Buyer. Buyer is delivering to Seller the following on the Closing Date at the Closing:

          (a) A certificate or certificates, executed by Buyer and Parent, to the effect that:

               (i) the representations and warranties of the Buyer and Parent contained in this Agreement or in any closing certificate or document delivered to the Seller Parties pursuant hereto are true and correct in all material respects on and as of the Closing Date as though made at and as of that date; and

               (ii) Buyer has performed and complied with all covenants of this Agreement to be performed or complied with by it at or prior to the Closing Date.

          (b) The Stock Transfer Restriction Agreement, executed by Parent.

          (c) The Employment Agreements, executed by Buyer.

          (d) The Registration Rights Agreement, executed by Parent.

          (e) The favorable opinion of Buyer's legal counsel, dated the Closing Date, substantially to the effect set forth in Exhibit 7.2(e) attached hereto.

          (f) The Adoption Agreement, executed by Parent.

          (g) The Parent Common Stock and the cash required to be delivered to Seller pursuant to Section 2.2.

          The consummation of the Closing shall not be deemed to be a waiver by the Seller Parties of any of their rights or remedies hereunder for breach of any warranty, covenant or agreement herein by Buyer irrespective of any knowledge of or investigation with respect thereto made by or on behalf of the Seller Parties.


                                  ARTICLE VII

                           SURVIVAL, INDEMNIFICATIONS

      Section 8.1 Survival. The representations and warranties set forth in this Agreement and the other documents, instruments and agreements contemplated hereby shall survive after the date hereof to the extent provided herein. The representations and warranties of the Seller Parties herein and in the Member Related Documents and the Company Related Documents other than those of the Seller Parties in Sections 4.2, 4.3 and 4.4 and in Sections 1 and 3 of Exhibit
4.1 shall survive for a period of 36 months after the date hereof and the representations and warranties of the Seller Parties contained in Sections 4.2,
4.3 and 4.4 and in Sections 1 and 3 of Exhibit 4.1, shall survive for the maximum period permitted by applicable law. The representations and warranties of Buyer and Parent herein and in the Buyer Related Documents, other than those in Sections 5.1(a) and (b) and 5.2(a) and (c) herein, shall survive for a period of 36 months after the date hereof and the representations and warranties of Buyer contained in Sections 5.1(a) and (b) and 5.3 (a) and (c) herein shall survive for the maximum period permitted by applicable law. The periods of survival of the representations and warranties as stated above in this Section
8.1 are referred to herein as the "Survival Period." The liabilities of the parties under their respective representations and warranties shall expire as of the expiration of the applicable Survival Period and no claim for indemnification may be made with respect to any breach of any representation or warranty, the applicable Survival Period of which shall have expired, except to the extent that written notice of such breach shall have been given to the party against which such claim is asserted on or before the date of such expiration. The covenants and agreements of the parties herein and in other documents and instruments executed and delivered in connection with the closing of the transactions contemplated hereby shall survive for the maximum period permitted by law.

      Section 8.2 Indemnity by the Seller and the Members. Subject to the provisions of Sections 8.1 and 8.4, the Seller and each of the Members, severally, shall indemnify, save and hold harmless Buyer, Parent and any of their assignees (including lenders) and all of their respective officers, directors, employees, representatives, agents, advisors and consultants and all of their respective heirs, legal representatives, successors and assigns (collectively the "Buyer Indemnified Parties") from and against any and all damages, liabilities, losses, loss of value (including the value of adverse effects on cash flow or earnings), claims, deficiencies, penalties, interest, expenses, fines, assessments, charges and costs, including reasonable attorneys' fees and court costs (collectively "Losses") arising from, out of or in any manner connected with or based on:

          (a) the breach of any covenant of any Seller Party or the failure by any Seller Party to perform any obligation of any Seller Party contained herein or in any Company Related Document or Member Related Document;

          (b) inaccuracy in or breach of any representation or warranty of the Seller (in the case of the representations and warranties contained in Section 4.1 of this Agreement or in any Company Related Document) or such Member contained herein or in any Company Related Document or Member Related Document;

          (c) indemnification payments payable by Seller to Seller's present or former officers, directors, managers, employees, agents, consultants, advisors or representatives in respect of actions taken or omitted to be taken prior to the Closing;

          (d) any liability or obligation, fixed or contingent, direct or indirect, known or unknown, of Seller other than those specifically assumed by Buyer pursuant to Section 3.1;

          (e) any act, omission, occurrence, event, condition or circumstance occurring or existing at any time on or before the Closing Date and involving or related to the assets, properties, business or operations now or previously owned or operated by Seller and not assumed by Buyer under
     Section 3.1; and

          (f) any failure to comply with applicable bulk sales or bulk transfer laws in connection with the transactions contemplated hereby.

      Section 8.3   Indemnity by Parent.  Subject to the provisions of Sections
8.1 and 8.4, Parent shall indemnify, save and hold harmless the Seller Parties and their respective heirs, legal representatives, successors and assigns (collectively, the "Seller Indemnified Parties") from and against all Losses arising from, out of or in any manner connected with or based on:

          (a) any breach of any covenant of the Buyer or Parent or the failure by Buyer or Parent to perform any of its obligations contained herein or in the Buyer Related Documents;

          (b) any inaccuracy in or breach of any representation or warranty of Buyer or Parent contained herein or in the Buyer Related Documents;

          (c) any act, omission, event, condition or circumstance occurring or existing at any time after (but not on or before) the Closing Date and involving or relating to the assets, properties, businesses or operations of Seller; provided, however, that, with respect to any Seller Indemnified Party that is or becomes an officer, director and/or employee of Parent, Buyer or any other affiliate of the Parent (such Seller Indemnified Party being referred to herein as an "Indemnified Employee"), this clause (c) shall not apply to any Losses of such Indemnified Employee to the extent such Losses result form such Indemnified Employee's acts or omissions after the Closing Date as an officer, director and/or employee of Parent, Buyer or any other affiliate of the Parent.

          (d) the obligations and liabilities of Seller assumed by Buyer under
     Section 3.1.

The foregoing indemnities shall not limit or otherwise adversely affect the Buyer Indemnified Parties' rights of indemnity for Losses under Section 8.2.

      Section 8.4 Limitations. The aggregate liability of the Seller under this Section 8 shall not exceed the cash amount equal to the Purchase Price and the aggregate liability of any Member under this Section 8 shall not exceed the cash amount equal to the Purchase Price multiplied by the ratio that such Member's interest in the Seller bears to all outstanding interests in the Seller as of the date hereof. Notwithstanding any other provision of this Agreement but subject to the limitations set forth in this Section 8.4, (i) the Seller Parties shall not be liable to the Buyer Indemnified Parties under this Section 8 regarding any Losses until the aggregate Losses exceed $15,000 (the "Threshold"); provided, however, that when the aggregate amount of all Losses reaches the Threshold, the Seller Parties shall thereafter be liable in full regarding all such Losses in excess of the amount of the Threshold, and (ii) the Buyer and Parent shall not be liable to the Seller Indemnified Parties under this Section 8 regarding any Losses until the aggregate Losses exceed the Threshold; provided, however, that when the aggregate amount of all such Losses reaches the Threshold, the Buyer and the Parent shall thereafter be liable in full regarding all such Losses in excess of the amount of the Threshold.

      Section 8.5   Procedures for Indemnification.

          (a) The party (the "Indemnified Party") that may be entitled to indemnity hereunder shall give prompt notice to the party obligated to give indemnity hereunder (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought hereunder. Any failure on the part of any Indemnified Party to give the notice described in this Section 8.5(a) shall relieve the Indemnifying Party of its obligations under this Article 8 only to the extent that such Indemnifying Party has been prejudiced by the lack of timely and adequate notice (except that the Indemnifying Party shall not be liable for any expenses incurred by the Indemnified Party during the period in which the Indemnified Party failed to give such notice). Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, promptly (and in any event within 10 days thereof) after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to such claim, action, suit or proceeding.

          (b) Buyer shall have the obligation to assume the defense or settlement of any third-party claim, suit, action or proceeding in respect of which indemnity may be sought hereunder, provided that (i) Seller shall at all times have the right, at its option, to participate fully therein, and (ii) if Buyer does not proceed diligently to defend the third-party claim, suit, action or proceeding within 10 days after receipt of notice of such third-party claim, suit, action or proceeding, Seller shall have the right, but not the obligation, to undertake the defense of any such third-party claim, suit, action or proceeding.

          (c) The Indemnifying Party shall not be required to indemnify the Indemnified Party with respect to any amounts paid in settlement of any third-party suit, action, proceeding or investigation entered into without the written consent of the Indemnifying Party; provided, however, that if the Indemnified Party is a Buyer Indemnified Party, such third-party suit, action, proceeding or investigation may be settled without the consent of the Indemnifying Party on 10 days' prior written notice to the Indemnifying Party if such third-party suit, action, proceeding or investigation is then unreasonably interfering with the business or operations of Buyer and the settlement is commercially reasonable under the circumstances; and provided further, that if the Indemnifying Party gives 10 days' prior written notice to the Indemnified Party of a settlement offer which the Indemnifying Party desires to accept and to pay all Losses with respect thereto ("Settlement Notice") and the Indemnified Party fails or refuses to consent to such settlement within 10 days after delivery of the Settlement Notice to the Indemnified Party, and such settlement otherwise complies with the provisions of this Section 8.5, the Indemnifying Party shall not be liable for Losses arising from such third-party suit, action, proceeding or investigation in excess of the amount proposed in such settlement offer. Notwithstanding the foregoing, no Indemnifying Party will consent to the entry of any judgment or enter into any settlement without the consent of the Indemnified Party, if such judgment or settlement imposes any obligation or liability upon the Indemnified Party other than the execution, delivery or approval thereof and customary releases of claims with respect to the subject matter thereof.

          (d) The parties shall cooperate in defending any such third-party suit, action, proceeding or investigation, and the defending party shall have reasonable access to the books and records, and personnel in the possession or control (as defined in Exhibit 4.1) of the Indemnified Party that are pertinent to the defense. The Indemnified Party may join the Indemnifying Party in any suit, action, claim or proceeding brought by a third party, as to which any right of indemnity created by this Agreement would or might apply, for the purpose of enforcing any right of the indemnity granted to such Indemnified Party pursuant to this Agreement.

      Section 8.6 Subrogation. Each Indemnifying Party hereby waives for itself and its affiliates (as defined in Exhibit 4.1) any rights to subrogation against any Indemnified Party or its insurers for Losses arising from any third-party claims for which it is liable or against which it indemnifies any Indemnified Party and, if necessary, each Indemnifying Party shall obtain waivers of such subrogation from its, his or her insurers.


                                   ARTICLE IX

                                 MISCELLANEOUS

      Section 9.1 Notice. Any notice, delivery or communication required or permitted to be given under this Agreement shall be in writing, and shall be mailed, postage prepaid, or delivered, to the addresses given below, or sent by telecopy to the telecopy numbers set forth below, as follows:

     To the Seller Parties:

          United Service Alliance, L.C.
          3900 S.  Wadsworth Blvd., Suite 500
          Lakewood, Colorado 80235
          Attention: Tom Walton
          Telecopy: (303) 988-6299

     To Buyer:

          Group Maintenance America Corp.
          1800 West Loop South, Suite 1375
          Houston, Texas 77027
          Attn: President
          Telecopy: (713) 626-4766

or other such address as shall be furnished in writing by any such party to the other parties, and such notice shall be effective and be deemed to have been given as of the date actually received.

     To the extent any notice provision in any other agreement, instrument or document required to be executed or executed by the parties in connection with the transactions contemplated herein contains a notice provision which is different from the notice provision contained in this Section 9.1 with respect to matters arising under such other agreement, instrument or document, the notice provision in such other agreement, instrument or document shall control.

      Section 9.2 Further Documents. The Seller Parties shall, at any time and from time to time after the date hereof, upon request by Buyer and without further consideration, execute and deliver such instruments or other documents and take such further action as may be reasonably required in order to perfect any other undertaking made by the Seller Parties hereunder.

      Section 9.3 Assignability. The Seller Parties shall not assign this Agreement in whole or in part without the prior written consent of Buyer, except by the operation of law. Buyer may assign its rights under this Agreement, the Company Related Documents and the Member Related Documents without the consent of any Seller Party.

      Section 9.4 Exhibits and Schedules. The Exhibits and Schedules (and any appendices thereto) referred to in this Agreement are and shall be incorporated herein and made a part hereof.

      Section 9.5 Sections and Articles. Unless the context otherwise requires, all Sections, Articles and Exhibits referred to herein are, respectively, sections and articles of, and exhibits to, this Agreement and all Schedules referred to herein are schedules constituting a part of the Disclosure Schedule (as defined in Exhibit 4.1).

      Section 9.6 Entire Agreement. This Agreement constitutes the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement shall be binding unless hereafter made in writing and signed by the party to be bound, and no modification shall be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement. No waiver by any party with respect to any breach or default or of any right or remedy and no course of dealing shall be deemed to constitute a continuing waiver of any other breach or default or of any other right or remedy, unless such waiver be expressed in writing signed by the party to be bound. Failure of a party to exercise any right shall not be deemed a waiver of such right or rights in the future.

      Section 9.7 Headings. Headings as to the contents of particular articles and sections are for convenience only and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular articles or sections to which they refer.

      SECTION 9.8 CONTROLLING LAW. THE VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT AND ANY DISPUTE CONNECTED HEREWITH SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

      Section 9.9 Public Announcements. The Seller Parties hereby agree that no Seller Party shall make any press release, public announcement, or public confirmation or disclose any other information regarding this Agreement or the contents hereof.

      Section 9.10   No Third Party Beneficiaries.  Except as set forth in
Article VIII, no person or entity not a party to this Agreement shall have rights under this Agreement as a third party beneficiary or otherwise.

      Section 9.11 Amendments and Waivers. This Agreement may be amended by the Buyer and Seller to the extent permitted by applicable law; provided, however, that no such amendment shall (a) alter or change any provision of this Agreement, the alteration or change of which must be adopted by the Members under the articles of organization of Seller or applicable law, or (b) alter or change this Section 9.11, unless each such alteration or change is adopted by the Members as may be required by the articles of organization of Seller or applicable law. All amendments to this

Agreement must be by an instrument in writing signed on behalf of Buyer and the Seller Parties. Any term or provision of this Agreement (other than the requirements for Member approvals) may be waived in writing at any time by the party which is, or whose Members are, entitled to the benefits thereof.

      Section 9.12 No Employee Rights. Nothing herein expressed or implied shall confer upon any employee of Seller, any other employee or legal representatives or beneficiaries of any thereof any rights or remedies, including any right to employment or continued employment for any specified period, of any nature or kind whatsoever under or by reason of this Agreement, or shall cause the employment status of any employee to be other than terminable at will.

      Section 9.13 Non-Recourse. No recourse for the payment of any amounts due hereunder or for any claim based on this Agreement or the transactions contemplated hereby or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of Buyer in this Agreement shall be had against any incorporator, organizer, promoter, shareholder, officer, director, employee or representative as such (other than the Seller Parties as set forth herein), past, present or future, of Buyer, Parent or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Agreement.

      Section 9.14 When Effective. This Agreement shall become effective only upon the execution and delivery of one or more counterparts of this Agreement by each of the Seller Parties and Buyer.

      Section 9.15 Takeover Statutes. If any "fair price," "moratorium," "control share acquisition" or other form of anti-takeover statute or regulation shall become applicable to the transactions contemplated hereby, Buyer and Seller and their respective members of their Boards of Directors or other governing bodies shall grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated herein and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated herein.

      Section 9.16 Number and Gender of Words. Whenever herein the singular number is used, the same shall include the plural where appropriate and words of any gender shall include each other gender where appropriate.

      Section 9.17 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws, such provisions shall be fully severable as if such invalid or unenforceable provisions had never comprised a part of the Agreement; and the remaining provisions of the Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be automatically as a part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

      Section 9.18 Multiple Counterparts. This Agreement may be executed in a number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes and all such counterparts shall, collectively, constitute one agreement, but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

      Section 9.19 No Rule of Construction. All of the parties hereto have been represented by counsel in the negotiations and preparation of this Agreement; therefore, this Agreement will be deemed to be drafted by each of the parties hereto, and no rule of construction will be invoked respecting the authorship of this Agreement.

      Section 9.20 Expenses. Each of the parties shall bear all of their own expenses in connection with the negotiation and closing of this Agreement and the transactions contemplated hereby.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered on the date first hereinabove written.

                              PARENT:

                              GROUP MAINTENANCE AMERICA CORP.

                              By:
                                     ---------------------------------
                              Name:
                                     ---------------------------------
                              Title:
                                     ---------------------------------

                              BUYER:

                              UNITED ACQUISITION CORP.

                              By:
                                     ---------------------------------
                              Name:
                                     ---------------------------------
                              Title:
                                     ---------------------------------

                              SELLER:

                              UNITED SERVICE ALLIANCE, L.C.

                              By:
                                     ---------------------------------
                              Name:
                                     ---------------------------------
                              Title:
                                     ---------------------------------

                                   MEMBERS:


JAMES T. SMERZ TRUST                SPECTRUM ENERGY ENGINEERS, INC.

By:                                 By:
       -------------------------           ----------------------------
Name:                               Name:
       -------------------------           ----------------------------
Title:                              Title:
       -------------------------           ----------------------------


JOHN SAUCIER REVOCABLE TRUST        LEE COMPANY
   DATED 1/24/91

By:                                 By:
       -------------------------           ----------------------------
Name:                               Name:
       -------------------------           ----------------------------
Title:                              Title:
       -------------------------           ----------------------------


MACDONALD-MILLER INC.               ENERGY SYSTEMS IND., INC.

By:                                 By:
       -------------------------           ----------------------------
Name:                               Name:
       -------------------------           ----------------------------
Title:                              Title:
       -------------------------           ----------------------------


HURST MECHANICAL, INC.

By:
       -------------------------    -------------------------------
Name:                               LOUIS R. BINDNER, an Individual
       -------------------------
Title:
       -------------------------

--------------------------------------------------------------------------------

                                   MEMBERS:


--------------------------------    --------------------------------
THOMAS A.  WALTON, an Individual    ROBERT I.  MONSEN, an Individual

                                      30